Exhibit 99. (a)(1)(C)

NOTICE OF WITHDRAWAL OF SURRENDER OF

Zero Coupon Senior Convertible Notes due 2008

issued by

MERCURY INTERACTIVE CORPORATION

CUSIP Numbers: 589405AD1 and 589405AC3

Pursuant to the Company Notice given by Mercury Interactive Corporation

Dated October 2, 2006

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY NOTICE, THE RIGHT OF HOLDERS TO SURRENDER THE SECURITIES FOR PURCHASE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, OCTOBER 31, 2006 (THE “REPURCHASE DATE”). THE SECURITIES SURRENDERED FOR REPURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE REPURCHASE DATE. HOLDERS THAT SURRENDER THROUGH THE DEPOSITARY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL REPURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is: U.S. Bank National Association

By Regular, Registered or Certified Mail or Overnight Courier: U.S. Bank Corporate Trust Services Attn: Specialized Finance 60 Livingston Avenue, 2nd Floor St. Paul, MN 55107	By Facsimile: (651) 495-8158 Attention: Specialized Finance Confirm Receipt of Facsimile Only: (651) 495-3505

The Information Agent is: MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Attention: Kevin Auten

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Company Notice, dated October 2, 2006, of Mercury Interactive Corporation, a Delaware corporation (the “Company”), and the accompanying Repurchase Notice, relating to the obligation of the Company to repurchase, at the option of the holder thereof (the “Holder”), the Zero Coupon Senior Convertible Notes due 2008 of the Company (the “Securities”) for $1,072.50 per $1,000 principal amount of the Securities, subject to the terms and conditions of the Indenture, the Securities and the other related materials, as amended and supplemented from time to time (the “Option”).

This Notice of Withdrawal is to be completed by registered Holders of the Securities desiring to withdraw the surrender of the Securities in the Option if (i) such Securities have been previously surrendered to the Paying Agent or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures to Be Followed by Holders Electing to Surrender the Securities for Purchase” in the Company Notice.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender of the Securities for purchase by the Company described below, which Securities were previously surrendered for purchase pursuant to the Repurchase Notice.

The undersigned understands that the withdrawal of the Securities previously surrendered for purchase, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Repurchase Notice. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Repurchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF THE SECURITIES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)*	Aggregate Principal Amount Represented	Aggregate Principal Amount Being Withdrawn**	Aggregate Principal Amount that Remains Subject to Repurchase Notice

TOTAL PRINCIPAL AMOUNT BEING WITHDRAWN

*	Need not be completed by Holders surrendering the Securities by book-entry transfer.
**	Unless otherwise indicated in the column labeled “Aggregate Principal Amount Being Withdrawn” and subject to the terms and conditions of the Company Notice, a Holder will be deemed to have withdrawn the entire aggregate principal amount represented by the Securities indicated in the column labeled “Aggregate Principal Amount Represented.”

METHOD OF DELIVERY

☐	Check here if the Securities were physically delivered to the Paying Agent.

☐	Check here if the Securities were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution:
(Please Print)

Address:
(Please Print)

(Including Zip Code)

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF

SECURITIES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered Holder(s) of the Securities exactly as its (their) name(s) appear(s) on certificate(s) for the Securities or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered Holder(s) of the Securities, then the registered Holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	, 2006

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:	( )

SIGNATURE GUARANTEE (IF REQUIRED)

Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Date:                     , 2006

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